Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Services” in the Statement of Additional Information and to the use of our reports: (1) dated April 30, 2020 with respect to the financial statements of Symetra Separate Account C and (2) dated March 26, 2020, with respect to the statutory-basis financial statements of Symetra Life Insurance Company, in Post-Effective Amendment No. 38 to the Registration Statement (Form N-4, No. 33-69712) of Symetra Separate Account C and related prospectus of the Spinnaker Variable Annuity filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington
April 30, 2020